Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Power Technology, Inc.
Austin, Texas

We hereby consent to the incorporation by reference into Registration Statement No. 333-141799 of our report dated May 30, 2007 relating to the audit of the consolidated financial statements as of January 31, 2007 and for each of the two years then ended appearing in this Annual Report on Form 10-KSB.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 2, 2007